RATIFICATION AND AMENDMENT AGREEMENT


     This   RATIFICATION   AND   AMENDMENT   AGREEMENT   (this
"Ratification Agreement") is entered into as of May 10, 1996, by and among the following parties:

           (a)   HOMELAND  STORES, INC., a  Delaware  corporation
     ("Borrower"), as Debtor and Debtor-in-Possession;

           (b)   HOMELAND  HOLDING  CORPORATION,   a   Delaware
     corporation ("Parent"), as Debtor and Debtor-in-Possession;

     (Borrower and Parent are sometimes hereinafter collectively referred to as "Debtors," and individually, as a "Debtor");

           (c)  NATIONAL BANK OF CANADA ("NBC");

           (d)  HELLER FINANCIAL, INC. ("Heller");

     (NBC and Heller are sometimes hereinafter collectively referred to as "Lenders," and individually, as a "Lender");
     and

           (e)   NBC,  in  its  capacity  as  agent  for  Lenders
     ("Agent").


                      W I T N E S S E T H:

     WHEREAS, Debtors have commenced separate cases under Chapter 11 of the Federal Bankruptcy Code (as hereinafter defined), in the United States Bankruptcy Court for the District of Delaware; and Debtors have retained possession of their respective assets and are authorized under the Federal Bankruptcy Code to continue the operation of their businesses as debtors-in-possession; and

      WHEREAS, prior to the commencement of the Cases (as hereinafter defined), Lenders made loans and advances to Borrower secured by certain assets and properties of Borrower and guaranteed by Parent as set forth in the Loan Documents (as hereinafter defined); and

      WHEREAS, the Bankruptcy Court has entered its Interim Financing Order (as hereinafter defined) for a period of interim financing to the extent necessary to prevent immediate and irreparable harm through the date of the effectiveness of the Final Financing Order (as hereinafter defined), pursuant to which Lenders may make post-petition loans and advances to Borrower as set forth in the Interim Financing Order and the Loan Documents; and

      WHEREAS, the Interim Financing Order provides that, as a condition to the making of such post-petition loans and advances, Debtors shall execute and deliver this Ratification Agreement;
and

       WHEREAS, Debtors desire to reaffirm their respective obligations pursuant to the Loan Documents and acknowledge their continuing liabilities to Lenders thereunder in order to induce Lenders to make such post-petition loans and advances to Borrower.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Debtors mutually covenant, warrant and agree as follows:

1.   DEFINITIONS.

      1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below, and the Loan Documents shall be deemed and are hereby amended to include, in addition to and not in limitation of, the other defined terms used therein (except where the definitions set forth below are identical to defined terms used therein, in which case the definitions set forth below shall be inserted in place of the corresponding defined terms therein), each of the following definitions:

           (a) "Agreement" shall mean that certain Amended and Restated Revolving Credit Agreement, dated as of April 21, 1995, by and among Borrower, Parent, Lenders and Agent, as amended by the Ratification Agreement and as further amended, modified, supplemented or restated from time to time.

           (b)   "Bankruptcy Court" shall mean the United  States
Bankruptcy Court for the District of Delaware.

           (c) "Borrower Case" shall mean the Chapter 11 case of Borrower under the Federal Bankruptcy Code pending in the Bankruptcy Court and captioned In re Homeland Stores, Inc.

           (d)   "Cases"  shall mean, collectively, the  Borrower
Case and the Parent Case.

           (e)   "Collateral" shall mean, collectively, the  Pre-
Petition Collateral and the Post-Petition Collateral.

           (f) "Coupons" of any Person shall mean any and all parts of an advertisement entitling the bearer to certain stated benefits, at a minimum consisting of a cash refund, now or hereafter acquired, intended for redemption for cash, by the issuer of such coupons, in the ordinary course of business of such Person, of every kind and description.

           (g) "Eligible Coupons" shall mean only such Coupons of Borrower as the Agent, in its reasonable discretion, shall from time to time elect to consider Eligible Coupons for purposes of this Agreement. The value of such Coupons (the "Net Amount of Eligible Coupons") shall be determined at any time by reference to the then most recent Borrowing Base Certificate delivered under Section 9.1(k) hereof, which Borrowing Base Certificate shall reflect the value of such Coupons at their book value determined in accordance with GAAP (on a basis consistent with the accounting method used by Borrower as of the Closing Date). Criteria for eligibility may be fixed and revised from time to time by the Agent in its reasonable discretion. By way of example only, and without limiting the discretion of the Agent to consider any Coupons not to be Eligible Coupons, the Agent may consider any of the following classes of Coupons not to be Eligible Coupons:

                (i) Coupons subject to any Lien (whether or not any such Lien is permitted under this Agreement), other than those granted in favor of the Agent;

               (ii) Coupons which are obsolete, damaged, expired, unredeemable or otherwise unfit for return to the issuer for redemption for cash in accordance with the face and tenor thereof;

                  (iii)       Coupons   which   are   prohibited,
     restricted, void or taxed under the law of the jurisdiction that is applicable to the transaction that otherwise would give rise to an Eligible Coupon;

                (iv) Coupons not in the possession and control of Borrower or the Processing Agent;

                (v) Coupons in respect of which the relevant Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority Lien in favor of the Lenders securing the Lender Debt; and

                (vi) Coupons, to the extent such Coupons are subject to a contractual or statutory Lien (whether or not such Lien is permitted under this Agreement) in favor of any third Person.

           (h) "Eligible Pharmaceutical Inventory" shall mean only such Pharmaceutical Inventory of Borrower as the Agent, in its reasonable discretion, shall from time to time elect to consider Eligible Pharmaceutical Inventory for purposes of this Agreement. The value of such Pharmaceutical Inventory (the "Net Amount of Eligible Pharmaceutical Inventory") shall be determined at any time by reference to the then most recent Borrowing Base Certificate delivered under Section 9.1(k) hereof, which Borrowing Base Certificate shall reflect the value of Pharmaceutical Inventory at its book value determined in accordance with GAAP (on a basis consistent with the accounting method used by Borrower as of the Closing Date, which includes, without limitation, first-in, first-out inventory reporting). Criteria for eligibility may be fixed and revised from time to time by the Agent in its reasonable discretion. By way of example only, and without limiting the discretion of the Agent to consider any Pharmaceutical Inventory not to be Eligible
Pharmaceutical Inventory, the Agent may consider any of the following classes of Pharmaceutical Inventory not to be Eligible Pharmaceutical Inventory:

                (i)  Pharmaceutical Inventory subject to any Lien
     (whether or not any such Lien is permitted under this Agreement), other than those granted in favor of the Agent;

               (ii) Pharmaceutical Inventory financed by bankers' acceptances, but only until the payment in full of the related bankers' acceptances by such Person;

              (iii) Pharmaceutical  Inventory  which   is
     obsolete, damaged, unsalable or otherwise unfit for use;

               (iv) Pharmaceutical Inventory located on any premises not owned or leased by Borrower;

                (v) Pharmaceutical Inventory in respect of which the relevant Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority Lien in favor of the Lenders securing the Lender Debt;

               (vi) Pharmaceutical  Inventory  comprised   of
     consigned Pharmaceutical Inventory;

              (vii) Pharmaceutical Inventory at a location leased by Borrower (A) for which Agent has not received, a waiver in form and substance satisfactory to Agent, in its sole discretion, duly executed by the landlord of such location and (B) to the extent such Pharmaceutical Inventory is subject to a contractual or statutory Lien (whether or not such Lien is permitted under this Agreement) in favor of such landlord; and

             (viii) Pharmaceutical Inventory comprised  of
     "narcotics,"  as  such term is defined  in  the  regulations
     promulgated   by   the   United   States   Food   and   Drug
     Administration and codified at 21 C.F.R.  1308.02(f).

           (i) "Eligible Pharmaceutical Receivables" shall mean, at the time of calculation, bona fide outstanding Pharmaceutical
Receivables:

                     (i)   upon  which  the  Agent  has  a  first
          priority perfected security interest;

                    (ii) as to which the obligor thereof has been directed by Borrower (if so directed to do so by the Agent) to make payment to a Pharmaceutical Collection
          Account;

                     (iii)     which arose in the ordinary course
          of Borrower's business; and

                    (iv) as to which all applicable services have been duly performed or as to which all goods have been delivered to the account debtor.

           The term "Eligible Pharmaceutical Receivables" shall not include any Pharmaceutical Receivable:

                 (a)    with   respect  to  which  any   of   the
          representations  and  warranties contained  in  Section
          12.20 hereof are not or have ceased to be true, complete and correct;

               (b) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                (c) as to which Borrower has extended the time for payment without the consent of the Agent;

               (d)  owed by an account debtor which:

                     (i)   does  not maintain its chief executive
          office in the United States;

                     (ii) is not organized under the laws of the United States or any State thereof; or

                     (iii)      has taken any action, or suffered
          any  event to occur, of the type described in paragraph
          (f) or (g) of Section 11.1 hereof;

                (e) owed by an account debtor which is (i) an Affiliate of a Credit Party, or (ii) except for a Pharmaceutical Receivable owing from a Medicare/Medicaid Account Debtor, a federal or state government or an agency or instrumentality thereof;

                (f) except for a Pharmaceutical Receivable owing from a Medicare/Medicaid Account Debtor, as to which either the perfection, enforceability, or validity of the security interest in such Pharmaceutical Receivable, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Pharmaceutical Receivable, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                (g) except for a Pharmaceutical Receivable owing from a Medicare/Medicaid Account Debtor, owed by an account debtor to which Borrower is indebted in any way, or which is subject to any right of set-off by the account debtor; or if the account debtor thereon has disputed liability or acknowledged its inability to pay or made any claim with respect to any other Pharmaceutical Receivable due from such account debtor; but in each such case only to the extent of such indebtedness, set-off, dispute, or claim;

               (h) if such Pharmaceutical Receivable or the sale or provision of goods or services giving rise thereto contravenes any applicable law, rule or regulation, including any law, rule or regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices or privacy;

                 (i)    owed  by  a  Third  Party  Payor   or   a
          Medicare/Medicaid Account Debtor if such Pharmaceutical
          Receivable:

                     (i) is subject to any limitation which would
          make payment by such Third Party Payor or Medicare/Medicaid Account Debtor conditional, to the extent the payment of such Pharmaceutical Receivable is conditional;

                    (ii) has not been billed or forwarded to such Third Party Payor or Medicare/Medicaid Account Debtor for payment in accordance, in all material respects, with applicable laws and in compliance, in all material respects, with any and all requisite procedures, requirements and regulations governing payment by such Third Party Payor or Medicare/Medicaid Account Debtor,

                      (iii)    if payable by a Third Party Payor,
          is not properly payable directly to Borrower or by such Third Party Payor in accordance with the terms and conditions of a validly existing and legally binding certification, participation agreement, provider agreement or other written contract;

                      (iv)  if  payable  by  a  Medicare/Medicaid
          Account Debtor, is not properly payable directly to Borrower or by such Medicare/Medicaid Account Debtor in accordance with the terms and conditions of any applicable certification, agreement, contract, law or regulation, if any; or

                     (v)   remains unpaid for more than  60  days
          from  the  date a claim is properly made to  the  Third
          Party Payor or Medicare/Medicaid Account Debtor;

               (j) payable in part (but not in whole) by a Third Party Payor or Medicare/Medicaid Account Debtor, to the extent such Pharmaceutical Receivable exceeds the portion payable by such Third Party Payor or Medicare/Medicaid Account Debtor;

               (k) payable by any individual beneficiary and not a Third Party Payor or Medicare/Medicaid Account Debtor, to the extent the portion of such Pharmaceutical Receivable is payable by the individual beneficiary; or

                (j) if the Agent (A) believes in its reasonable discretion that the prospect of collection of such Pharmaceutical Receivable is impaired for any reason or that the Pharmaceutical Receivable may not be paid by reason of the account debtor's financial inability to pay, or (B) is not reasonably satisfied with the credit standing of the account debtor with respect to the amount of Pharmaceutical Receivables payable to Borrower by such account debtor.

           (j) "Federal Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. 101, et seq., in effect as of the date hereof, together with all rules, regulations and interpretations thereunder or related thereto, as amended, modified, supplemented or recodified from time to time.

           (k) "Final Financing Order" shall mean the Order Authorizing Final Financing, Granting Senior Liens and Priority Administrative Expense Status, Providing for Adequate Protection, Modifying the Automatic Stay, and Authorizing Debtors to Enter into Agreements with Lenders and Agent, to be entered by the Bankruptcy Court subsequent to entry of the Interim Financing Order, as amended, modified, supplemented or extended from time to time.

            (l)    "Financing  Orders"  shall  mean  the  Interim
Financing Order and the Final Financing Order, as amended, modified, supplemented or extended from time to time.

           (m) "Interim Financing Order" shall mean the Order Authorizing Interim Financing, Granting Senior Liens and Priority Administrative Expense Status, Providing for Adequate Protection, Modifying the Automatic Stay, and Authorizing Debtors to Enter into Agreements with Lenders and Agent, which the parties contemplate will be entered by the Bankruptcy Court on or about May 13, 1996, as amended, modified, supplemented or extended from time to time.

           (n)   "Lender Debt" shall mean, collectively, the Pre-
Petition Lender Debt and the Post-Petition Lender Debt.

           (o) "Letter Agreement" shall mean that certain Letter Agreement, dated as of April 26, 1995, by and among Borrower, Parent and Agent, pertaining to the establishment of a reserve against availability under the Borrowing Base, as amended by the Ratification Agreement and as further amended, modified, supplemented or restated from time to time.

           (p) "Loan Documents" shall mean, collectively, the Agreement, each Security Document, each Guaranty, the Notes, each Letter of Credit Agreement, each Borrower's Certificate, each Borrowing Base Certificate, each Landlord's Certificate, each Collection Account Agreement, each Concentration Account Agreement, each Lock-Box Agreement, each Asset Sale Account Agreement, each Pharmaceutical Collection Account Agreement, the Intercreditor Agreement, the Letter Agreement, the Financing Orders, and each other document or instrument now or hereafter delivered to Agent or any Lender by any Credit Party pursuant to or in connection herewith or therewith including, without limitation, the agreements listed on Exhibit "A" attached hereto, as each of the same are amended by, and ratified, assumed and adopted by Debtors pursuant to the terms of, the Ratification Agreement and as each of the same are further amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

           (q) "Medicare/Medicaid Account Debtor" shall mean the following Persons who are or may become obligated for payment of any Pharmaceutical Receivables: (i) the United States of America acting under the Medicare Program established pursuant to the Social Security Act, (ii) any State acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act, or
(iii) any agent for any of the foregoing.

           (r) "Net Amount of Eligible Coupons" shall have the meaning set forth in the definition of Eligible Coupons.

           (s) "Net Amount of Eligible Pharmaceutical Inventory" shall have the meaning set forth in the definition of Eligible
Pharmaceutical Inventory.

            (t)    "Net   Amount   of   Eligible   Pharmaceutical
Receivables" shall have the meaning set forth in the definition of Eligible Pharmaceutical Receivables.

           (u)   "Parent Case" shall mean the Chapter 11 case  of
Parent   under  the  Federal  Bankruptcy  Code  pending  in   the
Bankruptcy   Court   and  captioned  In   re   Homeland   Holding
Corporation.

           (v) "Petition Date" shall mean the specific time on this date of the commencement of the Cases, which the parties contemplate, as of the date of the Ratification Agreement, will be 4:00 p.m., EST, on Monday, May 13, 1996.

           (w) "Pharmaceutical Collection Account" shall mean a deposit account of Borrower, established pursuant to Section 6.18(g) hereof, into which only cash proceeds of Pharmaceutical Receivables shall be deposited, all amounts deposited in which and all claims arising under which have been pledged to the Agent for the benefit of the Agent and the Lenders pursuant to a Pharmaceutical Collection Account Agreement; provided, however, that Borrower shall have access to such account.

           (x) "Pharmaceutical Collection Account Agreement" shall have the meaning set forth in Section 6.18(e) hereof.

           (y) "Pharmaceutical Inventory" of any Person shall mean any and all inventory and stock of prescription products, now or hereafter acquired, intended for sale or lease or to be furnished under contracts of service in the ordinary course of business of such Person, of every kind and description.

            (z)   "Pharmaceutical  Receivables"  shall  mean  and
include all accounts, contract rights, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, now existing or hereafter created, of the Credit Parties, whether or not specifically sold or assigned to the Agent or the Lenders, and arising from a sale or other disposition of Pharmaceutical Inventory by Borrower in the ordinary course of Borrower's business including, without limitation, all rights to receive payments from Third Party Payors and Medicare/Medicaid Account Debtors and any and all contracts related to payment by such Third Party Payors and Medicare/Medicaid Account Debtors.

          (aa) "Post-Petition Collateral" shall mean all property of Borrower and Parent and their respective bankruptcy estates, existing on and acquired, created or arising after the Petition Date (to the extent it is not Pre-Petition Collateral) wherever located, of any kind or nature, in which a Lien has been granted to Agent or Lenders as security for the Post-Petition Lender Debt, or any guarantee thereof, pursuant to the Loan Documents or either of the Financing Orders or any other order entered or issued by the Bankruptcy Court, and shall include, without limitation, the following personal property of Borrower and Parent and their respective bankruptcy estates, existing on and acquired, created or arising after the Petition Date (to the extent it is not Pre-Petition Collateral)and all products and proceeds thereof (including, without limitation, claims of
Borrower and Parent against third parties for loss or damage to such property), including all accessions thereto, substitutions and replacements thereof, and wherever located:

                (i) Inventory. All inventory in all of its forms, wherever located, including but not limited to:

                     (A)   all inventory, raw materials, work  in
          process and finished products intended for sale or lease or to be furnished under contracts of service in the ordinary course of business, of every kind and description, including, without limitation, all Pharmaceutical Inventory;

                     (B)   goods  in which Borrower  has  or  may
          acquire an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which Borrower has any interest or right as consignee); and

                      (C)    goods  which  are  returned  to   or
          repossessed by Borrower, and all accessions thereto and products thereof and documents (including without limitation, all warehouse receipts, negotiable documents, bills of lading and other title documents) therefor (any and all such inventory, accessions, products and documents being, for the purpose of this definition of "Post-Petition Collateral," the "Inventory").

                (ii) Accounts. All accounts and contract rights and other obligations of any kind, whether secured or unsecured, to the extent arising from the sale or lease of Inventory or the providing of services by Borrower and including, without limitation, all Pharmaceutical
     Receivables, and any note or other document or instrument evidencing any such account or contract right or other obligation (the "Accounts").

                (iii)      Special Accounts.  All  of  Borrower's
     lock-box accounts, collection accounts, concentration accounts and asset sale accounts containing cash proceeds of the Post-Petition Collateral, all funds hereafter held therein, all present or future claims, demands and choses in action in respect thereof and all certificates and instruments, if any, from time to time representing or evidencing such accounts and all investments (other than investments which constitute Equipment (as defined below), real estate and fixtures of Borrower) made therefrom and all securities representing or evidencing such investments (for the purpose of this definition of "Post-Petition Collateral," the "Special Accounts").

                (iv) Records. All of Borrower's cash registers, scanning systems, books and records, including, without limitation, computer records, disks, tapes and other media on which any information relating to Inventory, inventory control systems or the Accounts is stored or recorded and all computer software, management information systems and other systems and copies of every kind thereof relating to Inventory, inventory controls or the Accounts and all customer lists (for the purpose of this definition of "Post-Petition Collateral," collectively, the "Records and Other Property").

               (v)  Proceeds.

                     (A)   All  proceeds of every kind or  nature
          (specifically excluding Equipment (as defined below), real estate and fixtures of Borrower) of any and all of the foregoing Post-Petition Collateral (including, without limitation, all checks, money, drafts, instruments and other evidences of payment and all proceeds of such property which constitute property of the types described in clauses (i), (ii), (iii) or (iv) above, and property of such type or types acquired with any such proceeds), and

                     (B)   to  the extent not otherwise included,
          all (1) payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Post-Petition Collateral, and (2) cash proceeds of the foregoing Post-Petition Collateral (collectively, the "Proceeds").

               (vi) Avoidance Actions. All proceeds of claims of Borrower or Parent for recovery or avoidance, as the case may be, of obligations, transfers of property, or interests in property, offsets, lawful currency or its equivalents, and other types or kinds of property (or the value thereof) recoverable or avoidable under Chapter 5 of the Federal Bankruptcy Code (collectively, the "Avoidance Actions").
                (vii) Excluded Collateral. Notwithstanding the foregoing, the Post-Petition Collateral shall be limited to Inventory, Accounts, Special Accounts, Records and Other Property, Proceeds and Avoidance Actions, and shall exclude all of the following, except to the extent any of the following constitutes Inventory, Accounts, Special Accounts, Records and Other Property, Proceeds or Avoidance Actions:

                    (A) all of Borrower's intellectual property, including, without limitation, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, technical knowledge and processes, formal or informal licensing arrangements, blueprints, technical specifications, computer software, copyrights, copyright applications and other trade secrets, and all embodiments thereof and rights thereto and all of Borrower's rights to use the patents, trademarks, service marks or other property of the aforesaid nature of other persons now or hereafter licensed to Borrower, together with the goodwill of the business symbolized by or connected with Borrower's trademarks, service marks, licenses and the other rights under this section;

                     (B)   all of Borrower's general intangibles,
          instruments, securities, credits, claims, demands, documents, letters of credit and letter of credit proceeds, chattel paper, documents of title, certificates of title, certificates of deposit, warehouse receipts, bills of lading, leases which are permitted to be assigned or pledged, tax refund claims, contract rights which are permitted to be assigned or pledged, customer lists, books and records (including, without limitation, software, data bases, materials, books, records, magnetic tapes and disks and other storage media) and other rights (including all rights to the payment of money);

                     (C)  all of Borrower's equipment, including,
          without limitation, machinery, equipment, office equipment and supplies, computers and related equipment, cash registers, scanning systems, furniture, furnishings, tools, tooling, jigs, dies, fixtures, manufacturing implements, fork lifts, trucks, trailers, motor vehicles, and other equipment (the foregoing, excluding cash registers and scanning systems, being the "Equipment");

                     (D)  all real properties owned or leased  by
          Borrower which have been mortgaged or pledged to Trustee as security for the performance of the obligations of Borrower and Parent under the Indenture and the related security documents; and

                     (E)  all items described in subsections (A),
          (B),  (C)  and  (D) of this clause (vii),  whether  now
          owned or hereafter at any time acquired by Borrower and
          wherever   located,  and  includes  all   replacements,
          additions, accessions, substitutions, repairs, proceeds
          and  products  relating thereto or therefrom,  and  all
          documents, ledger sheets and files of Borrower relating
          thereto. Proceeds hereunder include (1) whatever is now
          or            hereafter           received           by
          Borrower upon the sale, exchange, collection or other disposition of any item of Excluded Collateral; (2) whatever is now or  hereafter acquired by Borrower with any proceeds of
          Excluded  Collateral hereunder; and  (3)  any  payments
          under insurance or any indemnity, warranty or guaranty,
          payable  by  reason of loss or damage to  or  otherwise
          with   respect   to  any  of  the  foregoing   Excluded
          Collateral and shall exclude property of the types described in clauses (i), (ii), (iii) and (vi) above.

          (bb) "Post-Petition Lender Debt" shall mean and include all Advances and all other Indebtedness owing at any time by Borrower, any one or more of its Subsidiaries or any other Credit Party to Agent or any one or more of Lenders (including, without limitation, all principal and interest, Letter of Credit reimbursement obligations, fees, indemnities, costs, charges and other amounts payable under the Letter of Credit Agreements or in respect of the Letters of Credit or under any of the other Loan Documents), arising on and after the Petition Date and whether arising on or after the conversion or dismissal of the Cases (or either of them), or before, during and after the confirmation of any plan of reorganization in the Cases (or either of them), and whether arising under or in connection with the Ratification Agreement, the Financing Orders, or any of the other Loan Documents, whether absolute or contingent, secured or unsecured, due or not, and whether arising by operation of law or otherwise, and all interest and other charges thereon.

           (cc) "Pre-Petition Collateral" shall mean all property and interests therein (tangible and intangible) in which a Lien has been granted to Agent or Lenders by Borrower, Parent, any other Credit Parties or any Subsidiary thereof as security for the Lender Debt or any guarantee thereof, including, without limitation, any cash collateral for undrawn Letters of Credit required pursuant to the Agreement or any of the other Loan Documents, as provided in the Loan Documents immediately prior to the Petition Date.

           (dd) "Pre-Petition Lender Debt" shall mean and include all Advances and all other Indebtedness owing at any time by Borrower, any one or more of its Subsidiaries or any other Credit Party to Agent or any one or more of Lenders (including, without limitation, all principal and interest, Letter of Credit reimbursement obligations, fees, indemnities, costs, charges and other amounts payable under the Letter of Credit Agreements or in respect of the Letters of Credit or under any of the other Loan Documents), arising before the Petition Date under or in connection with any of the Loan Documents, whether absolute or contingent, secured or unsecured, due or not, and whether arising by operation of law or otherwise, and all interest and other charges thereon.

           (ee) "Processing Agent" shall mean International Data,
L.L.C., an Indiana limited liability company, Borrower's agent for processing of Coupons pursuant to the terms of the Processing
Agreement.

           (ff) "Processing Agreement" shall mean that certain Coupon Processing Service Agreement (Cash Advance Program) dated as of September 18, 1995, between the Processing Agent and Borrower, as amended, modified, supplemented or restated from time to time.

           (gg)  "Ratification Agreement" shall mean that certain
Ratification and Amendment Agreement, dated as of May 10, 1996, by and among Borrower, Parent, Lenders and Agent.

           (hh) "Third Party Payor" shall mean any insurance company third-party payor or managed care payor that makes payment for the provision of goods or services related to medical treatment provided to an individual, including, but not limited to, any commercial payor, hospital or pharmacy.

     1.2  Effect of Additional Definitions.

           (a) All references to the term "Agreement" in any of the Loan Documents are hereby amended to mean the "Agreement" as defined in this Ratification Agreement.

           (b) All references to the term "Collateral" or any other term referring to the security for the Pre-Petition Lender
Debt in any of the Loan Documents are hereby amended to mean the "Collateral" as defined in this Ratification Agreement.

          (c) All references to the term "Lender Debt" in any of the Loan Documents are hereby amended to mean the "Lender Debt" as defined in this Ratification Agreement.

          (d) All references to the term "Loan Documents" in any of the Loan Documents are hereby amended to mean the "Loan
Documents" as defined in this Ratification Agreement.

           (e) All references to Borrower in any of the Loan Documents (including, without limitation, the terms "Borrower," "Grantor," "Customer," "Company," "Homeland" or "Debtor") are hereby amended to mean "Borrower" as defined in the preamble to this Ratification Agreement, and each of Borrower's successors and assigns including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of Borrower's estate, whether under Chapter 11 of the Federal Bankruptcy Code or any subsequent Chapter 7 case, and its successor upon conclusion of the Borrower Case.

           (f) All references to Parent in any of the Loan Documents (including, without limitation, the terms "Parent," "Guarantor," "Holding" or "Debtor") are hereby amended to mean "Parent" as defined in the preamble to this Ratification Agreement, and each of Parent's successors and assigns including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of Parent's estate, whether under Chapter 11 of the Federal Bankruptcy Code or any subsequent Chapter 7 case, and its successor upon conclusion of the Parent Case.

     1.3  Interpretation.

           (a) For purposes of this Agreement, all capitalized terms used and not otherwise defined or amended herein shall have the respective meanings assigned to such terms in the Agreement.

           (b) All references to any term in the singular shall include the plural and all references to any term in the plural shall include the singular.

           (c) All terms not specifically defined herein which are defined in the UCC shall have the meaning set forth therein.

2.   ACKNOWLEDGMENT.

      2.1 Pre-Petition Obligations. Debtors hereby acknowledge, confirm and agree that Debtors are indebted to Agent and Lenders for the Pre-Petition Lender Debt, as of May 13, 1996, in respect of the Advances made pursuant to the Loan Documents in the principal amount of $14,138,461.98 (approximately $3,781,461.98 representing unpaid principal on borrowings and approximately $ 10,357,000.00 representing unfunded obligations under standby letters of credit and documentary letters of credit), together with interest accrued and accruing thereon, and costs, expenses, fees (including attorneys' fees) and other charges now or hereafter owed by Debtors to Agent and Lenders, all of which are unconditionally owing by Debtors to Agent and Lenders, without offset, defense or counterclaim of any kind, nature and description whatsoever.

      2.2 Acknowledgment of Security Interests. Debtors hereby acknowledge, confirm and agree that Agent and Lenders have and shall continue to have valid, enforceable and perfected first priority and senior Liens upon and security interests in all Pre-Petition Collateral heretofore granted to Agent pursuant to the Loan Documents as in effect immediately prior to the Petition Date to secure all of the Lender Debt, as well as valid and enforceable first priority and senior Liens upon and in all Post-Petition Collateral granted to Agent and the Lenders under the Financing Orders or hereunder or under any of the other Loan Documents or otherwise granted to or held by Agent for the benefit of itself and Lenders to secure the Post-Petition Lender Debt.

      2.3 Binding Effect of Documents. Each Debtor hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which such Debtor is a party has been duly executed and delivered to Agent and Lenders by such Debtor and is in full force and effect as of the date hereof, (b) the agreements and obligations of such Debtor contained in the Loan Documents constitute the legal, valid and binding obligations of such Debtor, and such Debtor has no valid defense, offset or counterclaim to the enforcement of such obligations, and (c) Agent and Lenders are and shall be entitled to all of the rights, remedies and benefits provided for in the Loan Documents and the Financing Orders.

3.   ADOPTION AND RATIFICATION.

      Each Debtor hereby (a) ratifies, assumes, adopts and agrees to be bound by the Loan Documents, and (b) agrees to pay all of the Lender Debt in accordance with the terms of the Loan Documents and the Financing Orders. All of the Loan Documents are hereby incorporated herein by reference and hereby are and shall be deemed adopted and assumed in full by each Debtor, as Debtor and Debtor-in-Possession, and considered as agreements among Debtors, Agent and Lenders. Each Debtor hereby ratifies, affirms and confirms all of the terms and conditions of the Loan Documents, as amended and supplemented pursuant hereto and pursuant to the Interim Financing Order, and agrees to be fully bound, as Debtor and Debtor-in-Possession, by the terms of the Loan Documents to which such Debtor is a party.

4.   GRANT OF SECURITY INTEREST.

      As security for the prompt performance, observance and payment in full of all of the Lender Debt, Debtors, as Debtors-in-Possession, hereby grant, pledge and assign to Agent, for its benefit and the ratable benefit of Lenders, and also confirm, reaffirm and restate the prior grant to Agent, for its benefit and the ratable benefit of Lenders, of, a continuing security interest in and Liens upon, and rights of setoff against, all of the Collateral, provided, however, that, in any event, the Agent's and the Lenders' security interests in and Liens upon the Pre-Petition Collateral shall secure the Lender Debt, and the Agent's and the Lenders' security interests in and Liens upon the Post-Petition Collateral shall secure only the Post-Petition Lender Debt. All Security Documents and other Loan Documents are hereby modified and amended as necessary to effectuate the foregoing grant, pledge and assignment of, and confirmation, reaffirmation and restatement of, a continuing security interest in and Liens upon the Collateral and the other modifications effected herein.

5.   ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

      In addition to the continuing representations, warranties and covenants heretofore and hereafter made by Debtors to Agent and Lenders, whether pursuant to the Loan Documents or otherwise, and not in limitation thereof, Debtors hereby represent and warrant to, and covenant with, Agent and Lenders as follows (all of which representations, warranties and covenants shall survive the execution and delivery of this Ratification Agreement and the material truth and material accuracy of which, or compliance with which, representations, warranties and covenants shall be a continuing condition of the making of Advances by Lenders):

      5.1 Interim Financing Order. The Interim Financing Order has been duly entered, is valid, subsisting and continuing, and has not been vacated, modified, reversed on appeal, or vacated or modified by any order of the Bankruptcy Court, and is not subject to any pending appeal or stay.

      5.2 Use of Proceeds. All Advances provided by Lenders to Borrower pursuant to the Financing Orders, the Loan Documents or otherwise, shall be used by the Borrower for Borrower's working capital needs and for other general corporate purposes of Borrower consistent with the terms of the Financing Orders and the Loan Documents.

     5.3 Other Indebtedness. Neither Debtors nor any guarantor, endorser or other Person liable for the Lender Debt is in default in the payment of any amounts at any time due on any material Indebtedness owed by Debtors or in the performance of any other material terms or covenants of any evidence of such Indebtedness or of any mortgage, security agreement, indenture, pledge or other agreement relating thereto or securing such Indebtedness, except for defaults arising as a result of (i) the failure of Borrower to make (A) the interest payment on the Senior Notes due March 1, 1996, (B) the remaining payments due to K-C Computer Systems, Inc. pursuant to the terms of that certain Agreement dated October 10, 1991, as amended, between Borrower and K-C Computer Systems, Inc., or (C) certain rental and tax payments due with respect to certain store locations as more specifically described on Exhibit "B" attached hereto; (ii) Borrower's failure timely to deliver to Agent and Lenders the unqualified audited year-end financial statements for Fiscal Year 1995 required to be delivered pursuant to Section 9.1(c) of the Agreement; (iii) Borrower's failure to comply with certain financial covenants under the Agreement; or (iv) the filing of the Cases.

      5.4   Final  Financing  Order.  Upon  entry  of  the  Final
Financing Order, the Final Financing Order will have been duly entered, and will be valid, subsisting and continuing, and will not be subject to any pending appeal or stay.

6.   CLOSING FEE.

     Debtors shall pay to Lenders the following:

          (i) a closing fee in an amount equal to $270,000, which represents an amount equal to 1.00% of the Revolving Credit Facility Commitment, payable simultaneously with the execution hereof (to the extent not paid prior to the execution hereof), which fee was fully earned as of the date of that certain Commitment Letter among Debtors, Lenders and the Agent, dated May 10, 1996, plus

           (ii) if the effective date of the Debtors' plan of reorganization shall not have occurred on or before the date which is one hundred eighty (180) days following the Petition Date, an additional closing fee in an amount up to $135,000, which represents an amount equal to .50% of the
     Revolving Credit Facility Commitment, payable in six (6) consecutive monthly installments of $22,500, each, the first such installment being due and payable on the 181st day following the Petition Date, and the remaining installments being due and payable until the earlier of the effective date of the plan of reorganization of the Cases or until the $135,000 additional closing fee has been paid in full; it being acknowledged that if the effective date of the plan of reorganization of the Cases occurs prior to any of the scheduled installments for payment of the full $135,000, then such remaining scheduled installments will not be due.

The  foregoing  closing  fees are in  addition  to,  and  not  in substitution  of,  any fees payable by Debtors  pursuant  to  the terms of the Agreement, as such terms existed prior to the effectiveness of this Ratification Agreement, including specifically, but without limitation, the portion of the closing fee for the closing of the Agreement that was paid on April 21, 1996, pursuant to Section 3.8 of the Agreement.

7.   AMENDMENTS.

      7.1 Amendments to Definitions. The definitions set forth in Section 1.1 of the Agreement are amended as follows:

           (a)   The definition of "Base Rate Margin" in  Section
1.1 of the Agreement is hereby deleted in its entirety and the following new definition inserted in its place:

            "`Base  Rate  Margin'  shall  mean  two  percent
     (2.00%)."

           (b) The definition of "Borrowing Base" in Section 1.1 of the Agreement is hereby deleted in its entirety and the following new definition inserted in its place:

          "`Borrowing Base' shall mean, as of any time, an amount equal to the sum of the following:

                     (a)   sixty-five percent (65%)  of  the  Net
          Amount of Eligible Inventory,

                    (b) forty percent (40%) of the Net Amount of Eligible Pharmaceutical Inventory,

                     (c)   eighty-five percent (85%) of  the  Net
          Amount of Eligible Coupons, and

                    (d) fifty percent (50%) of the Net Amount of Eligible Pharmaceutical Receivables,

     as  determined by reference to and as set forth in the  last
     Borrowing Base Certificate delivered to the Agent and each Lender prior to such time pursuant to Section 9.1(k) hereof."

                 (c)   The  definition  of  "Calendar  Month"  or
     "calendar month" in Section 1.1 of the Agreement is hereby deleted in its entirety and the following new definition inserted in its place:

           "`Calendar Month' or `calendar month' shall mean (i) except in the case of Sections 9.1, 9.16 and 10.19 hereof, a calendar month, and (ii) for the purposes of Sections 9.1,
     9.16 and 10.19 one of Borrower's four-week or five-week accounting periods of which there are 13 in each Fiscal Year.

           (d) The definition of "EBITDA" in Section 1.1 of the Agreement is hereby deleted in its entirety and the following new definition inserted in its place:

           "`EBITDA' of any Person for any period shall mean the sum of:

                (i) the net income (or net loss) from operations of such Person and its Subsidiaries on a consolidated basis (determined in accordance with GAAP) for such period, without giving effect to any extraordinary or unusual gains (losses); plus

                (ii) to the extent that any of the items referred to in any of clauses (A) through (C) below were deducted in calculating such net income:

                     (A)   consolidated interest expense of  such
          Person and its Subsidiaries for such period;

                     (B)   income tax expense of such Person  and
          its Subsidiaries with respect to their operations for such period; and

                     (C)   the  amount  of all  non-cash  charges
          (including,   without  limitation,   depreciation   and
          amortization) of such Person and its Subsidiaries for such period.

     provided, however, that in calculating EBITDA of the Borrower and its Subsidiaries, expenses (including all reasonable professional fees and expenses) incurred in connection with the Cases shall be added back to net income (or net loss) from operations to the extent deducted in calculating such net income (or net loss); and provided, further, that, for the purposes of the calculations required under Section 9.16 hereof, the total amount of all such expenses added back to net income for any preceding three
     (3) Calendar Month period shall not exceed the sum indicated below as of the preceding (3) Calendar Month period ending on the respective date indicated below:

       Preceding  Three  Calendar  Month           Total Amount
       Ending on:                                   of Expenses:

               May 18, 1996                       $2,000,000.00
               June 15, 1996                      $1,750,000.00
               and thereafter                     $1,350,000.00

           (e)   The  definition of "Letter  of  Credit  Fee"  in
Section 1.1 of the Agreement is hereby deleted in its entirety and the following new definition inserted in its place:

          "`Letter of Credit Fee' shall mean three and one-fourth percent (3.25%) per annum."

           (f)  The definition of "Maturity Date" in Section  1.1
of the Agreement is hereby deleted in its entirety and the following new definition inserted in its place:

          "`Maturity Date' shall mean the earlier of (a) one year after the Petition Date or (b) the effective date of the plan of reorganization in the Cases."

           (g) Subclause (C) of clause (i) of the definition of "Permitted Transaction" in Section 1.1 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                "(C) to permit Parent to cover its expenses (including all reasonable professional fees and expenses) incurred in connection with (1) the Parent Case, (2) so long as no Default or Event of Default in payment of principal of or interest on Lender Debt has occurred and is continuing, public offerings of its equity securities or debt permitted by the Indenture, and its obligations to register securities with the Securities and Exchange Commission (and any government agency succeeding to its functions) and similar state agencies or (3) to comply with its reporting obligations under the federal and state securities laws;".

           (h)   The  definition  of "Revolving  Credit  Facility
Commitment" in Section 1.1 of the Agreement is hereby deleted in its entirety and the following new definition inserted in its place:

          "`Revolving Credit Facility Commitment' shall mean
     Twenty-Seven Million Dollars ($27,000,000)."

           (i)  The definition of "Revolving Note" and "Revolving
Notes" in Section 1.1 of the Agreement is hereby deleted in its entirety and the following new definition inserted in its place in alphabetical order in Section 1.1:

           "`Note' and `Notes' shall have the meanings set forth in Section 2.3(a) hereof."

      7.2   Amendment  to  Interest Rate on Advances.   The  last
sentence of Section 2.1(b) of the Agreement is hereby deleted in its entirety and the following new sentence inserted in its place:

           "Notwithstanding anything else contained herein, each Advance shall be a Base Rate Advance."

      7.3 Termination of Eurodollar Advances. Section 2.1(c) of the Agreement is hereby deleted in its entirety and the following new Section 2.1(c) inserted in its place:

           "(c) Notwithstanding anything else contained herein, Borrower shall not be entitled to request, and the Lenders shall not be obligated to make, any Eurodollar Advance."

      7.4  Amendment to Interest Payments.  Section 2.6(b) of the
Agreement is hereby deleted in its entirety and the following new
Section 2.6(b) inserted in its place:

           "(b) Interest on Base Rate Advances. Except as provided in Section 2.6(c) hereof, Borrower shall pay interest on the unpaid principal amount of the Base Rate Advances made to it hereunder, and, to the extent due and payable, Additional Indebtedness incurred by it, in each case, which is outstanding from time to time at an interest rate per annum equal to the Base Rate in effect from time to time. Interest on Base Rate Advances shall be payable quarterly in arrears on the last day of each March, June, September and December of each calendar year commencing with June 30, 1996, and at maturity (whether by acceleration or otherwise) and thereafter on demand. Interest on Additional Indebtedness shall be payable upon demand."

      7.5   Amendment  to  Commitment Fee.  Section  3.5  of  the
Agreement is hereby deleted in its entirety and the following new
Section 3.5 inserted in its place:

           " 3.5. COMMITMENT FEE. Borrower shall pay to the Agent for the account of the Lenders a fee which shall accrue from and after the date of the Ratification Agreement until the date of the expiration, termination or cancellation of the Revolving Credit Facility Commitment payable monthly in arrears beginning on the date one month after the date of the Ratification Agreement, and on the same day of every month thereafter (and on the date of maturity or earlier expiration, termination or cancellation of the Revolving Credit Facility Commitment), of one-half of one percent (.50%) per annum on the amount by which $27,000,000 (as such amount may be reduced upon any permanent reduction in the Revolving Credit Facility Commitment) exceeds the aggregate outstanding principal amount of the Revolving Loan (plus the Letter of Credit Usage) (calculated daily)."

      7.6 Amendment to Agency Fee. Section 3.7 of the Agreement is hereby deleted in its entirety and the following new Section
3.7 inserted in its place:

           " 3.7. AGENCY FEE. On the date of the Ratification Agreement and monthly in advance on the first Business Day of each calendar month thereafter, so long as any Advance, any portion of the Revolving Credit Facility Commitment or any Letter of Credit remains outstanding, Borrower shall pay to the Agent for its own account an agency fee of $5,000 per month."

      7.7   Maintenance of Additional Deposit Accounts.   Section
6.18 of the Agreement is hereby amended by adding the following new Subsections:

           "(e) Borrower shall have established one or more Pharmaceutical Collection Accounts and shall have delivered to the Agent on or before the day of the initial borrowing following the date of the Ratification Agreement, with respect to each such Pharmaceutical Collection Account, an executed pharmaceutical collection account agreement in the form of Exhibit 6.18(e) hereto (as amended, modified or supplemented from time to time, a "Pharmaceutical Collection Account Agreement") duly executed and delivered by Borrower and duly acknowledged by the bank at which such Pharmaceutical Collection Account is established."

           "(f) Borrower shall have established its general disbursements account with the Agent on or before the day of the initial borrowing following the date of the Ratification
     Agreement."

      7.8   Amendment  to  Use of Proceeds.   Section  8  of  the
Agreement is hereby deleted in its entirety and the following new
Section 8 inserted in its place:

           "SECTION 8. USE OF PROCEEDS. Proceeds of all Advances shall be used by Borrower solely (i) to fund its working capital needs, (ii) to pay expenses of Parent described in clause (1) of clause (C) of clause (i) of the definition of Permitted Transaction, and (iii) for other general corporate purposes consistent with the terms of this Agreement."

      7.9 Quarterly Financial Statements and Other Information. The final provisions of Section 9.1(a) of the Agreement, which immediately follow clause (vi) of Section 9.1(a), are hereby deleted in their entirety and the following new provisions inserted in their place:

     "in each case, as at the end of and for the period commencing at the end of the previous Fiscal Year and ending with such quarter just closed and for the period commencing at the end of the previous quarter and ending with such quarter just closed, setting forth for each such period in comparative form (x) the corresponding figures for the applicable quarter and year to date of the preceding Fiscal Year and (y) the budgets of Parent and its Subsidiaries for such quarter and year to date previously delivered under
     Section 9.1(m) hereof, all in reasonable detail and certified by the chief executive or financial officer of Parent to have been prepared in accordance with GAAP, subject to normal recurring year-end audit adjustments, together with a schedule in form satisfactory to the Agent,
     (1) setting forth Borrower's EBITDA for such quarter, actual Net Capital Expenditures made by Borrower and its Subsidiaries during such quarter and indicating that such capital expenditures were made in compliance with Section
     10.1 hereof, and (2) showing the computations used by Parent in determining compliance with the covenant contained in
     Section 9.16 hereof;"

     7.10      Annual Financial Statements and Other Information.
Section 9.1(c) of the Agreement is hereby deleted in its entirety and the following new Section 9.1(c) inserted in its place:

          "(c) as soon as practicable and in any event within one hundred twenty (120) days after the close of each Fiscal
     Year of Parent:

                (i) an audited consolidated balance sheet of Parent and its Subsidiaries;

                (ii) from and after the formation of a Subsidiary of Borrower, an audited consolidating balance sheet of Parent and its Subsidiaries;

                (iii)      an  audited consolidated statement  of
          operations of Parent and its Subsidiaries;

                (iv) from and after the formation of a Subsidiary of Borrower, an audited consolidating statement of operations of Parent and its Subsidiaries;

                (v) an audited consolidated statement of cash flows of Parent and its Subsidiaries; and

                (vi) from and after the formation of a Subsidiary of Borrower, an audited consolidating statement of cash flows of Parent and its Subsidiaries;

          in each case, as at the end of and for the Fiscal Year just closed, (x) setting forth in comparative form the corresponding figures for the preceding Fiscal Year and
          (y) accompanied by a separate report certified by the chief financial officer of Parent, which shall not be subject to the certification or statement of the accountants set forth below, setting forth the budgets of Parent and its Subsidiaries for such Fiscal Year previously delivered under Section 9.1(m) hereof, all in reasonable detail and (except for such budgets and comparisons with such budgets) certified (with qualifications or exceptions deemed acceptable to the Agent) by independent public accountants selected by Parent and satisfactory to the Agent; and concurrently with such financial statements, a certificate, in form satisfactory to the Agent, signed by such independent accountants (1) stating that in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of any Default or Event of Default or, if such independent accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Default or Event of Default and the nature thereof, it being understood that such independent accountants shall be under no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default and (2) showing in detail the calculations supporting such certificate in respect of compliance with the covenants set forth in Sections
          9.16 and 10.1 hereof and setting forth the calculations (in detail acceptable to the Agent) underlying such compliance;"

     7.11 Annual Budget. Section 9.1(m) of the Agreement is hereby deleted in its entirety and the following new Section
9.1(m) inserted in its place:

           "(m) not later than forty-five (45) days after the commencement of each Fiscal Year of Parent beginning with the Fiscal Year commencing on December 31, 1995, a one Fiscal-Year budget of the financial condition and results of operations of Parent and its Subsidiaries for such Fiscal Year (covering in any event balance sheets, statements of cash flow and of income for each quarter and calendar month), in all instances in form, scope and substance reasonably satisfactory to the Agent, and Borrower shall cause such budget to be updated from time to time as material changes in the financial condition and results of operations of Parent and its Subsidiaries necessitate and shall promptly furnish or cause to be furnished to the Agent and each Lender a copy of any such updated budget;"

      7.12 Additional Financial Information. Section 9.1 of the Agreement is hereby amended by adding the following new
Subsections:

           "(q) promptly upon receipt thereof, copies of any correspondence received from Medicare/Medicaid Account Debtors or their agents or any other governmental entity or any Third Party Payor relating to any audit, investigation or inquiry relating to Borrower and any Pharmaceutical Receivable;

           (r) not later than Tuesday of each calendar week, a certificate dated the last day of the calendar week immediately prior to the just ended calendar week from Borrower, substantially in the form of Exhibit 9.1(r) hereto and signed by the chief executive officer, chief financial officer or chief accounting officer of Borrower, setting forth (i) the aggregate redemption value of Coupons forwarded to the Processing Agent for processing during such week, and (ii) the amount of payments actually received by Borrower from the Processing Agent during such week for redemptions of Coupons; Borrower hereby agrees to forward all Coupons to the Processing Agent for processing, on a weekly basis, in accordance with the terms of the Processing Agreement and to deposit or cause to be deposited all proceeds of Coupons in a Collection Account established pursuant to Section 6.18(a) hereof or otherwise in accordance with Agent's written instructions; and

           (s) not later than Tuesday of each calendar week, a certificate dated as of the last day of the calendar week immediately prior to the just ended calendar week from Borrower, substantially in the form of Exhibit 9.1(s) hereto and signed by the chief executive officer, chief financial officer or chief accounting officer of Borrower, setting forth (i) the amount of outstanding Pharmaceutical Receivables as of the beginning of such week, (ii) the amount of new Pharmaceutical Receivables generated during such week, (iii) the amount of payments received on outstanding Pharmaceuticals during such week, and (iv) a reconciliation of the foregoing."

      7.13      Taxes and Claims. Section 9.2 of the Agreement is
hereby deleted in its entirety and the following new Section  9.2 inserted in its place:

                "  9.2.    TAXES AND CLAIMS.  Each of Parent  and
     Borrower shall, and shall cause each of Borrower's Subsidiaries, to, pay and discharge when due (except to the extent that (a) any such taxes, assessments, governmental charges or claims are diligently contested in good faith by appropriate proceedings and proper reserves are established on the books of Parent, Borrower or any such Subsidiary, (b) any Liens arising from the non-payment thereof when due have not attached to any of the Collateral in a manner which could have priority over the Lien of the Agent thereon or risk the sale of or foreclosure on such Collateral, or (c) Parent and Borrower are precluded from paying any such taxes, assessments, governmental charges or claims by applicable provisions of the Federal Bankruptcy Code or pursuant to a valid order of the Bankruptcy Court) (i) all taxes, assessments and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a Lien or charge upon its properties or assets."

      7.14 Notice of Default. Section 9.9 of the Agreement is hereby amended to insert the following new parenthetical clause following the word "party" and preceding the comma in the fifth line thereof:

     "(other than any such Defaults, Events of Default or defaults resulting solely from the filing of the Cases)"

      7.15 Minimum EBITDA. Section 9.16 of the Agreement is hereby deleted in its entirety and the following new Section 9.16 inserted in its place:

           " 9.16. FINANCIAL COVENANT. Borrower covenants and agrees that Borrower shall not permit its EBITDA, for the three (3) Calendar Month period ending on each date set forth below, to be less than the amount set forth opposite such date:

Period Ending                    EBITDA

May 18, 1996                $1,953,600
June 15, 1996               $1,868,000
July 13, 1996               $1,390,400
August 10, 1996             $1,635,200
September 7, 1996           $1,674,400
October 5, 1996             $2,028,000
November 2, 1996            $2,266,000
November 30, 1996           $2,675,200
December 28, 1996           $3,156,000
January 25, 1997            $2,894,400
February 22, 1997           $2,635,200
March 22, 1997              $2,072,000
April 19, 1997              $2,412,000

      7.16  Deposit of Proceeds Into Additional Deposit Accounts.
Section 9.17(a) of the Agreement is hereby deleted in its entirety and the following new Section 9.17(a) inserted in its place:

           "(a) Borrower shall (i) cause all cash proceeds (as defined in Article 9 of the UCC of Pledged Accounts) to be deposited directly by the account debtor thereof into a Lock-Box Account, (ii) except as otherwise permitted under subsection (d) or subsection (e) of this Section 9.17, deposit or cause to be deposited all cash proceeds (as defined in Article 9 of the UCC) of Inventory and Pledged Accounts into a Collection Account, (iii) deposit or cause to be deposited all Gross Proceeds of an Asset Sale (excluding Gross Proceeds of property which is not Collateral in respect of which no prepayment is required under  Section  3.1(b) hereof) into an Asset  Sale  Account,
     (iv) deposit or cause to be deposited all cash proceeds (as defined in Article 9 of the UCC) of Coupons into a Collection Account, (v) deposit or cause to be deposited all cash proceeds (as defined in Article 9 of the UCC) of Pharmaceutical Receivables into a Pharmaceutical Collection Account, and (vi) on each Business Day, except as otherwise permitted under subsection (f) of this Section 9.17, transfer all collected balances from all Collection
     Accounts, Lock-Box Accounts and Pharmaceutical Collection Accounts to the Concentration Account."

     7.17 Capital Expenditures. Paragraph (a) of Section 10.1 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

           "(a)   The Borrower shall not suffer or permit Capital
     Expenditures of the Borrower and its Subsidiaries to  exceed
     $5,000,000 in any fiscal year."

      7.18 Utility Deposits. Section 10.2(b) of the Agreement is hereby amended by adding the following new Subsection:

          "(viii)   deposits, Liens or pledges up to an aggregate
     of $1,000,000 to secure payments due to public utilities for services provided in the ordinary course of business;"

     7.19 Change of Business. Section 10.13 of the Agreement is hereby deleted in its entirety and the following new Section
10.13 inserted in its place:

                " 10.13. CHANGE OF BUSINESS. Alter the nature of its business or engage in any business other than the supermarket business, except (i) as contemplated in connection with the AWG Purchase Agreement and the Supply Agreement, or (ii) changes attendant to any plan of reorganization in the Cases (or either of them) approved pursuant to order of the Bankruptcy Court."

      7.20 Maximum Inventory. Section 10 of the Agreement is hereby amended by adding the following new Section 10.18:

           " 10.18. MAXIMUM INVENTORY. The Borrower shall not suffer or permit the Inventory of the Borrower and its Subsidiaries to exceed, as of each date set forth below, the amount set forth opposite such date:

Period Ending
                           Inventory

May 18, 1996                $41,900,000
June 15, 1996               $41,900,000
July 13, 1996               $42,300,000
August 10, 1996             $42,500,000
September 7, 1996           $43,300,000
October 5, 1996             $44,100,000
November 2, 1996            $46,600,000
November 30, 1996           $45,600,000
December 28, 1996           $44,500,000
January 25, 1997            $45,299,000
February 22, 1997           $44,699,000
March 22, 1997              $44,491,000
April 19, 1997              $44,090,000


       7.21  Maximum  Returned  Inventory.   Section  10  of  the
Agreement  is hereby amended by adding the following new  Section
10.19:

           " 10.19. MAXIMUM RETURNED INVENTORY. The Borrower shall not suffer or permit the Inventory of the Borrower and its Subsidiaries that Borrower or its Subsidiaries returns to AWG, for whatever reason (other than manufacturer recalls), to exceed $350,000, in the aggregate, during any calendar month."

      7.22  Third  Party  Payor Agreements.  Section  10  of  the
Agreement  is hereby amended by adding the following new  Section
10.20:

           " 10.20. THIRD PARTY PAYORS. Borrower shall not suffer or permit any certificate of need, provider number or contract listed on Schedule 12.16 to be amended, altered, suspended, terminated or made provisional, in any material way, without giving immediate written notice to Agent. Borrower shall immediately notify Agent in writing of any new provider number or any execution by Borrower of any contract with any Third Party Payor. Borrower shall give immediate written notice to Agent if any existing certificate of need is amended, altered, suspended or made provisional, or any new certificate of need or other governmental consent is applied for by Borrower, if such amendment, alteration, suspension or being made provisional, or such new certificate of need or other governmental consent, would have a material effect on Borrower or Agent hereafter requests that it be notified of such circumstances."

      7.23 Events of Default. Section 11.1 of the Agreement is amended as follows:

               (i) The first paragraph of Section 11.1 is hereby deleted in its entirety and the following substituted therefor:

                " 11.1. EVENTS OF DEFAULT. Except for any one or more of the following events occurring or arising solely as a result of:

                         (i)  the failure of Borrower to make (A)
               the interest payment on the Senior Notes due March 1, 1996 (which failure has been previously waived by Agent and Lenders), (B) the remaining payments due to K-C Computer Systems, Inc. pursuant to the terms of that certain Agreement dated October 10, 1991, as amended, between Borrower and K-C Computer Systems, Inc., or (C) certain rental and tax payments due with respect to certain store locations as more specifically described on Exhibit "B" attached hereto, or (D) certain tax payments due with respect to certain store locations as more specifically described on Exhibit "C" attached hereto;

                           (ii)  Borrower's  failure  timely   to
               deliver to Agent and Lenders the unqualified audited year-end financial statements for Fiscal Year 1995 required to be delivered pursuant to
               Section 9.1(c) of the Agreement;

                          (iii)      Borrower's failure to comply
               with   certain  financial  covenants   under   the
               Agreement; or

                         (iv) the filing of the Cases;

          if any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):"

                (ii) Section 11.1 of the Agreement is hereby amended by adding the following new Subsections:

                "(l) Borrower or Parent materially violates or breaches any of the terms of the Financing Orders;

               (m) either of the Cases is converted to one under Chapter 7 of the Federal Bankruptcy Code;

                (n)   the Bankruptcy Court appoints a Chapter  11
          Trustee or examiner in either of the Cases;

                (o) there shall occur the reversal, vacation, stay, amendment, supplementation, or other modification of either of the Financing Orders in a manner that would in the sole opinion of the Agent materially and adversely affect the rights of the Lenders under either of the Financing Orders or materially and adversely affect the priority of any or all of the Agent's or the Lenders' security interests, liens, or claims, or other protections granted to the Agent or the Lenders under either of the Financing Orders; or

               (p) a materially adverse change, as determined by the Agent in good faith, occurs in the financial condition of either Borrower or Parent;"

      7.24       Violation of Agreements.  The first sentence  of
Section 12.3 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

           "None of the Credit Parties is in violation of any provision of its certificate or articles of incorporation, as the case may be, or its bylaws or is in default under any lease, indenture, mortgage, deed of trust, agreement or other instrument, in any case, involving total payments to or total payments by, Borrower or Parent of $1,000,000 or more, to which any of them is a party or by which any of them may be bound, other than (i) the Weingarten Documents,
     (ii)  defaults arising as a result of Borrower's failure  to make the interest payment on the Senior Notes due March 1, 1996, (iii) defaults arising as a result of the filing of the Cases, (iv) defaults arising as a result of Borrower's failure to make the remaining payments due to K-C Computer Systems, Inc. pursuant to the terms of that certain Agreement dated October 10, 1991, as amended, between Borrower and K-C Computer Systems, Inc., (v) defaults arising as a result of Borrower's failure to make certain rental and tax payments due with respect to certain store locations as more specifically described on Exhibit "B" attached hereto, and (vi) defaults arising as a result of Borrower's failure timely to deliver to Agent and Lenders the unqualified audited year-end financial statements for Fiscal Year 1995 required to be delivered pursuant to
     Section 9.1(c) of the Agreement."

      7.25  Litigation.   Paragraph (a) of Section  12.4  of  the
Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(a)  Except for the Cases and as set forth in Schedule
     12.4 hereto, there are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against any of the Credit Parties or any of their respective Subsidiaries before any court, arbitrator or governmental or administrative body or agency which challenge the validity or propriety of the transactions contemplated under this Agreement, the other Loan Documents or the documents, instruments and agreements executed or delivered in connection herewith, therewith or related thereto, or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect."

     7.26 Financial Statements and Condition. Section 12.6 of the
Agreement is amended as follows:

                 (i)   Paragraph  (a)  of  Section  12.6  of  the
     Agreement  is  hereby  deleted  in  its  entirety  and   the
     following substituted therefor:

                "(a)   The audited financial statements of Parent
          and its Subsidiaries for the Fiscal Year ended December 30, 1995, previously delivered to Lenders in connection with the negotiation of the Ratification Agreement, present fairly in accordance with GAAP (i) the financial position of Borrower as of the date of such financial statements and (ii) the results of operations of Borrower for such period. Borrower had no direct or indirect contingent liabilities as of the date of such financial statements which are not reserved for therein or which in accordance with GAAP would have to be included in footnotes thereto, such financial statements have been prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved (subject to normal year end adjustments), and, except for the proceedings relating to the Cases and the existing and anticipated consequences thereof, there has been no material adverse change in the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of Borrower since December 31, 1995. Except for the proceedings relating to the Cases and the existing and anticipated consequences thereof, there has been no material adverse change in the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of any Credit Party since December 31, 1995."

                (ii) Section 12.6 of the Agreement is hereby amended by adding the following new Subsection:

                "(c) The budget dated as of May ___, 1996, a copy of which is attached hereto as Exhibit 12.6(c), is the budget of the financial condition and results of operations of Parent and its Subsidiaries for the Fiscal Year ending December 28, 1996, required to be delivered pursuant to Section 9.1(m)."

      7.27  Medicare/Medicaid and Third Party  Payor  Agreements.
Section 12.16 of the Agreement is hereby deleted in its entirety and the following new Section 12.16 inserted in its place:

           " 12.16. MEDICARE/MEDICAID AND THIRD PARTY PAYOR AGREEMENTS. Borrower has obtained and currently has in place valid and binding provider agreements or other written agreements necessary to enable Borrower to receive payment from Medicare/Medicaid Account Debtors, Third Party Payors or other governmental entities. All written agreements between Borrower and such Medicare/Medicaid Account Debtors, Third Party Payors and other governmental entities, and all provider numbers which Borrower is required to have in its own name in order to operate its business as presently conducted are listed on the attached Schedule 12.16."

      7.28 Deposit Accounts. Paragraph (a) of Section 12.18 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

           "(a) The names and addresses of all the banks holding one or more Collection Accounts, Lock-Box Accounts,
     Pharmaceutical Collection Accounts and/or Asset Sale Accounts, and the name and address of the bank holding the Concentration Account, together with the account numbers of the Collection Accounts, Lock-Box Accounts, Pharmaceutical Collection Accounts, Asset Sale Accounts and the Concentration Account at such banks, are specified in
     Schedule 12.18(a) hereto, as amended from time to time with the prior written consent of the Agent."

      7.29 Validity of Pharmaceutical Receivables. Section 12 of the Agreement is hereby amended by adding the following new
Section 12.20:

           " 12.20 VALIDITY OF PHARMACEUTICAL RECEIVABLES. (a) Except with respect to Pharmaceutical Receivables, the aggregate amount of which would not constitute a material percentage of all Pharmaceutical Receivables at any given time and Pharmaceutical Receivables the failure of which to satisfy the following requirements, would not have a material adverse effect on the value of the Collateral, each Pharmaceutical Receivable existing on the Closing Date is, and each future Pharmaceutical Receivable will be, at the time of its creation, a genuine obligation enforceable against the account debtor thereof in accordance with its terms, and represents an undisputed and bona fide indebtedness owing to Borrower by an account debtor, without defense, setoff or counterclaim, free and clear of all Liens other than the security interest in favor of the Agent under the Security Documents; and no payment has been received with respect to any Pharmaceutical Receivable and no Pharmaceutical Receivable is subject to any credit or extension or agreement therefor.

           (b) No Pharmaceutical Receivable is evidenced by any note, draft, trade acceptance or other instrument for the payment of money."

      7.30  Termination of Agreement.  Paragraph (a)  of  Section
13.8 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(a) Subject to the Agent's and Borrower's rights to terminate this Agreement earlier as set forth below, Lenders' commitment to make Advances hereunder shall be for an original period extending from the Closing Date through the Maturity Date."

      7.31 Service of Process. Section 13.12 of the Agreement is hereby deleted in its entirety and the following new Section
13.12 inserted in its place:

           " 13.12. SERVICE OF PROCESS. Each of the Credit Parties hereby irrevocably consents to the jurisdiction of the Bankruptcy Court or, in the event that the Bankruptcy Court or any other United States Bankruptcy Court having jurisdiction of the Cases declines to exercise such jurisdiction, the courts of the State of New York and of any Federal Court located in the City of New York in connection with any action or proceeding arising out of or relating to this Agreement, any Guaranty, any of the Security Documents, all or any of the Lender Debt, the Collateral, all or any of the Notes, any other Loan Document or any document or instrument delivered pursuant to this Agreement. In any such litigation, each of the Credit Parties waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to any Credit Party at its address set forth in
     Section 13.4 hereof. Within thirty (30) days after such mailing, such Credit Party shall appear, answer or move in respect of such summons, complaint or other process. Should such Credit Party fail to appear or answer within said thirty (30)-day period, such Credit Party shall be deemed in default and judgment may be entered by the Agent on behalf of the Lenders against such Credit Party for the amount as demanded in any summons, complaint or other process so served. Each of the Credit Parties hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue."

      7.32  Lenders  and  Commitments.  Schedule  1.1(A)  of  the
Agreement is hereby deleted in its entirety and Schedule 1.1(A) to this Ratification Agreement is substituted therefor.

      7.33 Pending Litigation. Schedule 12.4 of the Agreement is hereby deleted in its entirety and Schedule 12.4 to this Ratification Agreement is substituted therefor.

      7.34 Medicare/Medicaid and Third Party Payor Agreements.  A
new   Schedule  12.16  is  hereby  added  to  the  Agreement   in
substantially  the  form of Schedule 12.16 to  this  Ratification
Agreement.

      7.35 Deposit Accounts. Schedule 12.18(a) of the Agreement is hereby deleted in its entirety and Schedule 12.18(a) to this Ratification Agreement is substituted therefor.

      7.36  Post-Petition Revolving Note.   Exhibit  2.3  of  the
Agreement is hereby deleted in its entirety and Exhibit 2.3 to this Ratification Agreement is substituted therefor.

      7.37 Second Amended and Restated Guarantee.  Exhibit 5.4 of
the  Agreement is hereby deleted in its entirety and Exhibit  5.4 to this Ratification Agreement is substituted therefor.

      7.38  Borrowing Base Certificate.  Exhibit  9.1(k)  of  the
Agreement is hereby deleted in its entirety and Exhibit 9.1(k) to this Ratification Agreement is substituted therefor.

      7.39 Coupon Certificate. A new Exhibit 9.1(r) is hereby added to the Agreement in substantially the form of Exhibit
9.1(r) to this Ratification Agreement.

      7.40 Pharmaceutical Receivables Certificate.  A new Exhibit
9.1(s) is hereby added to the Agreement in substantially the form of Exhibit 9.1(s) to this Ratification Agreement.

      7.41 Fiscal Year 1996 Budget. A new Exhibit 12.6(c) is hereby added to the Agreement in substantially the form of
Exhibit 12.6(c) to this Ratification Agreement.

8.   MISCELLANEOUS.

      8.1 Amendments and Waivers. Neither this Ratification Agreement nor any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     8.2 Further Assurances. Each Debtor shall, at its expense, at any time or times duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, UCC financing statements or amendments or continuations thereof, landlord's or mortgagee's waivers of liens and consents to the exercise by Agent and Lenders of all the rights and remedies hereunder or under any of the other Loan Documents and do or cause to be done such further acts as may be necessary or proper in Agent's or Lenders' opinion to evidence, perfect, maintain and enforce the security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Ratification Agreement, any of the other Loan Documents or the Financing Orders. Upon the request of Agent, at any time and from time to time, each Debtor shall, at its cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Agent such instruments evidencing items of Collateral as may be requested by Agent.

     8.3  Headings.  The headings used herein are for convenience
only   and  do  not  constitute  matters  to  be  considered   in
interpreting this Ratification Agreement.

      8.4   Counterparts.   This Ratification  Agreement  may  be
executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

      8.5 Waiver of Defaults; Additional Events of Default. Agent and Lenders hereby acknowledge the existence, as of the date of this Ratification Agreement, of all Events of Default arising as a result of (i) the failure of Borrower to make (A) the interest payment on the Senior Notes due March 1, 1996, (B) the remaining payments due to K-C Computer Systems, Inc. pursuant to the terms of that certain Agreement dated October 10, 1991, as amended, between Borrower and K-C Computer Systems, Inc., or (C) certain rental and tax payments due with respect to certain store locations as more specifically described on Exhibit "B" attached hereto; (ii) Borrower's failure timely to deliver to Agent and Lenders the unqualified audited year-end financial statements for Fiscal Year 1995 required to be delivered pursuant to Section 9.1(c) of the Agreement; (iii) Borrower's failure to comply with certain financial covenants under the Agreement; and (iv) the filing of the Cases, and Agent and Lenders hereby waive all such Events of Default to the extent not previously waived; provided, however, that such waiver shall extend only to the foregoing specific Events of Default and not to any other Events of Default existing as of the date of this Ratification Agreement. The parties hereto acknowledge, confirm and agree that the failure of Debtors to comply with any of the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed by Debtors in connection herewith shall constitute an Event of Default under the Loan Documents.

      8.6 Costs and Expenses. Debtors shall pay to Agent and Lenders on demand all reasonable costs and expenses that Agent and Lenders pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Ratification Agreement, the Financing Orders and the other Loan Documents including, without limitation:
(a) costs and expenses (including attorneys' and paralegals' fees and disbursements) of counsel to Agent; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) of counsel to Heller; (c) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Ratification Agreement, the other Loan Documents, the Financing Orders and the transactions contemplated thereby; (d) costs and expenses of lien searches; (e) fees and other charges incurred in connection with the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and Liens of Agent in the Collateral; (f) sums paid or incurred to pay any amount or take any action required of Debtors under the Loan Documents or the Financing Orders that the Debtors fail to pay or take; (g) costs of appraisals, inspections and verifications of the Collateral including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Debtors' operations by Agent or its agents and to attend court hearings or otherwise in connection with the Cases; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Lender Debt, enforce the security interests and Liens of Agent, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Ratification Agreement, the other Loan Documents and the Financing Orders, or to defend any claims made or threatened against Agent or Lenders arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Debtors. All sums provided for in this Section 8.6 shall be part of the Lender Debt, shall be payable on demand, and shall accrue interest from the date paid or incurred at the highest rate of interest then payable under the Loan Documents. Lenders are hereby irrevocably authorized to charge any amounts payable hereunder directly to the accounts maintained by Lenders with respect to Debtors.

      8.7   Effectiveness.   This  Ratification  Agreement  shall
become effective upon the execution hereof by Debtors, Agent and Lenders and the entry of the Interim Financing Order.

       8.8 Notices. All notices, requests and other communications required to be given hereunder or under any of any of the Loan Documents in writing will be deemed to have been duly given if delivered in accordance with the provisions of Section
13.4 of the Agreement.

       8.9 Ratification and Amendment Agreement. This Ratification Agreement is the "Ratification and Amendment
Agreement" referred to in the Interim Financing Order, the provisions of which are incorporated into this Ratification
Agreement  by  reference  for  all purposes.   This  Ratification
Agreement is entitled to all of the benefits of the Interim Financing Order, and, upon entry of the Final Financing Order, all of the benefits of the Final Financing Order.

      8.10 Conflicts. In the event of a conflict between the terms and provisions of this Ratification Agreement and the terms and provisions of the Agreement or any of the other Loan Documents, the terms of this Ratification Agreement shall govern. In all respects, the Agreement and each of the other Loan Documents, as amended and supplemented hereby, shall remain in full force and effect.

      8.11 Successors and Assigns. This Ratification Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties and, in the case of Debtors, including, without limitation, any trustees or other fiduciaries hereafter appointed as Debtors' legal representatives or with respect to the property of Debtors' respective bankruptcy estates, whether under Chapter 11 of the Federal Bankruptcy Code or any subsequent Chapter 7 case, and Debtors' respective successors upon conclusion of the Cases.



             [This space intentionally left blank.]


      IN WITNESS WHEREOF, the parties hereto have caused this Ratification Agreement to be duly executed as of the day and year first above written.


                                DEBTORS:

                                HOMELAND STORES, INC.,
                                Debtor and Debtor-in-Possession



                                By:
                                     Larry W. Kordisch,
                                     Executive Vice President -
                                     Finance



                                HOMELAND HOLDING CORPORATION,
                                Debtor and Debtor-in-Possession



                                By:
                                     Larry W. Kordisch,
                                     Executive Vice President -
                                     Finance



                                AGENT:

                                NATIONAL BANK OF CANADA,
                                as Agent



                                By:
                                        Larry L. Sears,
                                        Group Vice President



                                By:
                                        David L. Schreiber,
                                        Assistant Vice President



                                LENDERS:

                                NATIONAL BANK OF CANADA



                                By:
                                        Larry L. Sears,
                                        Group Vice President


                                By:
                                        David L. Schreiber,
                                        Assistant Vice President

                                HELLER FINANCIAL, INC.



                                By:
                                       Elizabeth Schmidt,
                                       Vice President




Schedules:

1.1(A)    -    Lenders and Commitments
12.4      -    Pending Litigation
12.16     -    Medicare/Medicaid and Third Party Payor Agreements
12.18(a)  -    Deposit Accounts


Exhibits:

A         -    Loan Documents
B              Leased Store Locations for Which Delinquent Rental
               and Tax Payments Have Arisen
C              Owned Store Locations for Which Delinquent Tax
               Payments Have Arisen
2.3       -    Form of Post-Petition Revolving Note
5.4       -    Form of Second Amended and Restated Guarantee
6.18(e)   -    Form of Pharmaceutical Collection Account Agreement
9.1(k)    -    Form of Borrowing Base Certificate
9.1(r)    -    Form of Coupon Certificate
9.1(s)    -    Form of Pharmaceutical Receivables Certificate
12.6(c)   -    Fiscal Year 1996 Budget